                                                                    EXHIBIT 99.1


         RELEASE:  IMMEDIATE


                          GETTY REALTY CORP. ANNOUNCES

                        FINANCIAL RESULTS FOR THE QUARTER

                       AND SIX MONTHS ENDED JUNE 30, 2003



         JERICHO, NY, AUGUST 11, 2003 --- Getty Realty Corp. (NYSE-GTY) today reported the Company's financial results for the quarter and six months ended June 30, 2003.

         Net earnings for the quarter and six months ended June 30, 2003, were $9.4 million and $18.0 million, respectively, as compared with $9.3 million and $18.6 million for the comparable prior year periods. Net earnings for the six months ended June 30, 2003 was negatively affected by the one-time cumulative effect of an accounting change of $0.6 million recorded in the first quarter of 2003. Diluted earnings per common share for the quarter and six months ended June 30, 2003 were $.38 and $.72, respectively, as compared with $.37 and $.75 for the comparable prior year periods.

         Funds from operations ("FFO") for the quarter and six months ended June 30, 2003 were $10.2 million and $20.0 million, respectively, compared with $9.9 million and $19.8 million for the comparable prior year periods. FFO per diluted common share for the quarter and six months ended June 30, 2003 were $.46 and $.91, respectively, as compared with $.45 and $.91 for the comparable prior year periods. Adjusted funds from operations ("AFFO") for the quarter and six months ended June 30, 2003 were $8.8 million and $17.2 million, respectively, as compared with $8.2 million and $16.5 million for the comparable prior year periods. FFO and AFFO are generally considered to be appropriate supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

         Revenues from rental properties for the quarter and six months ended June 30, 2003 were $16.7 million and $33.3 million, respectively, as compared to $16.8 million and $33.7 million for the comparable prior year periods. Rental income received for the quarter and six months ended June 30, 2003 was $15.3 million and $30.5 million, respectively, as compared with $15.1 million and $30.3 million for the comparable prior year periods. Revenues include deferred rental revenue accrued due to recognition of rental revenue on a straight-line basis of $1.4 million and $2.8 million for the quarter and six months ended June 30, 2003, respectively, and $1.7 million and $3.4 million for the comparable prior year periods. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

         Rental property expenses for the quarter and six months ended June 30, 2003 were $2.7 million and $5.6 million, respectively, as compared to $3.1 million and $6.2 million for the comparable prior year periods. The decrease was primarily due to a reduction in rent expense as a result of the exercise of lease purchase options, including the purchase of 41 properties in May 2003.

         Environmental expenses, net of estimated recoveries for the quarter and six months ended June 30, 2003 were $2.2 million and $3.7 million, respectively, as compared to $1.7 million and $3.3 million for the comparable prior year periods. Environmental expenses include a net change in estimated environmental costs of $1.1 million and $2.0 million, respectively, for the quarter and six months ended June 30, 2003, and $1.4 million and $2.8 million for the comparable prior year periods. The decrease in the change in estimated environmental costs was partially offset by accretion expense of $0.2 million and $0.5 million recorded for the quarter and six months ended June 30, 2003, respectively, due to the increase in present value resulting from the passage of time of the net environmental liability recorded as of January 1, 2003. In addition, the increase in environmental expenses resulted primarily from approximately $0.6 million of higher legal fees and environmental litigation expenses recorded during the quarter ended June 30, 2003.

         Due to the adoption of Statement of Financial Standard No. 143 effective January 1, 2003, accrued environmental remediation costs and the related recoveries from state underground storage tank funds were adjusted to their estimated fair value resulting in a one-time cumulative effect of change in accounting charge of $0.6 million, recorded in the first quarter of 2003. Environmental liabilities and the related assets are currently measured based on their expected future cash flows which have been adjusted for inflation and discounted to present value.

         General and administrative expenses for the quarter and six months ended June 30, 2003 were $0.6 million and $1.9 million, respectively, as compared to $1.2 million and $2.3 million for the comparable prior year periods. The decrease in general and administrative expenses primarily resulted from a $0.5 million reduction in insurance loss reserves, recorded in the quarter ended June 30, 2003, that were established under the company's self-funded insurance program that was terminated in 1997.

         Getty Realty's Second Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, August 12, 2003 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 1-719-457-2600 five to ten minutes before the scheduled start time and reference pass code 139944. If you cannot participate in the live event, a replay will be available beginning immediately after the end of the call though midnight, August 15, 2003. To access the replay, please dial 1-719-457-0820 and reference passcode 139944.

         Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties as well as petroleum distribution terminals. The Company owns and leases approximately 1,100 properties in the Eastern United States.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

                                     -more-

                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

--------------------------------------------------------------------------------------------------------------------
                                                Three months ended June 30,            Six months ended June 30,
--------------------------------------------------------------------------------------------------------------------
                                                     2003        2002                      2003          2002
--------------------------------------------------------------------------------------------------------------------
Revenues:
  Revenues from rental properties                  $ 16,672     $ 16,802                 $ 33,349      $ 33,679
  Other income, net                                     409          792                      763         1,352
                                                   --------     --------                 --------      --------
       Total revenues                                17,081       17,594                   34,112        35,031
                                                   --------     --------                 --------      --------

Expenses:
  Rental property expenses                            2,672        3,061                    5,584         6,166
  Environmental expenses, net                         2,166        1,657                    3,713         3,306
  General and administrative expenses                   607        1,211                    1,900         2,289
  Depreciation expense                                2,172        2,327                    4,311         4,641
  Interest expense                                       33           32                       66            65
                                                   --------     --------                 --------      --------
         Total expenses                               7,650        8,288                   15,574        16,467
                                                   --------     --------                 --------      --------
Net earnings before cumulative effect of              9,431        9,306                   18,538        18,564
  accounting change

Cumulative effect of accounting change                    -            -                     (550)            -
                                                   --------     --------                 --------      --------
Net earnings                                          9,431        9,306                   17,988        18,564

Preferred stock dividends                             1,253        1,272                    2,525         2,544
                                                   --------     --------                 --------      --------
Net earnings applicable to common shareholders     $  8,178     $  8,034                 $ 15,463      $ 16,020
                                                   ========     ========                 ========      ========


Net earnings per common share:
     Basic                                         $    .38     $    .37                 $    .72      $    .75
     Diluted                                       $    .38     $    .37                 $    .72      $    .75

Weighted average common shares outstanding:
     Basic                                           21,498       21,434                   21,470        21,429
     Diluted                                         21,508       21,443                   21,482        21,439

Dividends declared per share:
     Preferred                                     $ .44375     $ .44375                 $ .88750      $ .88750
     Common                                        $ .41250     $ .41250                 $ .82500      $ .82500

                                    GETTY REALTY CORP. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                                      (in thousands, except share data)
                                                (unaudited)


----------------------------------------------------------------------------------------------------------------
                                                                                     June 30,      December 31,
----------------------------------------------------------------------------------------------------------------
Assets:                                                                                2003           2002
----------------------------------------------------------------------------------------------------------------
   Real Estate:
       Land                                                                          $ 143,869      $ 135,372
       Buildings and improvements                                                      176,824        172,682
                                                                                     ---------      ---------
                                                                                       320,693        308,054
       Less - accumulated depreciation                                                 (97,726)       (93,986)
                                                                                     ---------      ---------
          Real estate, net                                                             222,967        214,068
   Cash and equivalents                                                                 21,886         33,726
   Deferred rent receivable                                                             17,932         15,116
   Recoveries from state underground storage tank funds, net                            12,122         13,396
   Mortgages and accounts receivable, net                                                3,870          5,193
   Prepaid expenses and other assets                                                       642            992
                                                                                     ---------      ---------
          Total assets                                                               $ 279,419      $ 282,491
                                                                                     =========      =========

-------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:
-------------------------------------------------------------------------------------------------------------

   Mortgages payable                                                                 $     886      $     923
   Dividends payable                                                                    10,127         10,379
   Accounts payable and accrued expenses                                                 9,332          9,839
   Environmental remediation costs                                                      27,619         27,924
                                                                                     ---------      ---------
          Total liabilities                                                             47,964         49,065
                                                                                     ---------      ---------

   Shareholders' equity:
     Preferred stock, par value $.01 per share; authorized 20,000,000 shares for issuance in series of which 3,000,000 shares are classified as Series A
       Participating Convertible Redeemable Preferred; issued 2,822,976 at
       June 30, 2003 and 2,865,768 at December 31, 2002                                 70,574         71,644
     Common stock, par value $.01 per share; authorized
       50,000,000 shares; issued 21,512,795 at June 30, 2003
       and 21,442,299 at December 31, 2002                                                 215            214
     Paid-in capital                                                                   188,018        186,664
     Dividends paid in excess of earnings                                              (27,352)       (25,096)
                                                                                     ---------      ---------
          Total shareholders' equity                                                   231,455        233,426
                                                                                     ---------      ---------
          Total liabilities and shareholders' equity                                 $ 279,419      $ 282,491
                                                                                     =========      =========

                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

----------------------------------------------------------------------------------------------------------------------
                                                                Three months ended June 30,  Six months ended June 30,
----------------------------------------------------------------------------------------------------------------------
                                                                    2003          2002          2003           2002
----------------------------------------------------------------------------------------------------------------------
Net earnings                                                      $  9,431      $  9,306      $ 17,988      $ 18,564
Preferred stock dividends                                           (1,253)       (1,272)       (2,525)       (2,544)
                                                                  --------      --------      --------      --------
Net earnings applicable to common
   shareholders                                                      8,178         8,034        15,463        16,020
Depreciation expense                                                 2,172         2,327         4,311         4,641
Gains on sales of real estate                                         (168)         (470)         (294)         (816)
Cumulative effect of accounting change                                   -             -           550             -
                                                                  --------      --------      --------      --------
Funds from operations                                               10,182         9,891        20,030        19,845
Straight-line rent                                                  (1,408)       (1,689)       (2,816)       (3,378)
                                                                  --------      --------      --------      --------
Adjusted funds from operations                                    $  8,774      $  8,202      $ 17,214      $ 16,467
                                                                  ========      ========      ========      ========

Diluted funds from operations per common
   share (a)                                                      $    .46      $    .45      $    .91      $    .91

Diluted weighted average number of common shares outstanding:
  Used to calculate net earnings per share                          21,508        21,443        21,482        21,439
  Assumed conversion of preferred shares                             3,194         3,242         3,218         3,242
                                                                  --------      --------      --------      --------
  Used to calculate funds from operations per share                 24,702        24,685        24,700        24,681
                                                                  ========      ========      ========      ========



(a) Diluted funds from operations per common share is computed by dividing funds from operations by the weighted average number of common share equivalents outstanding during the period and gives effect, for the quarters and six months ended June 30, 2003 and June 30, 2002, to the potential dilution from the assumed conversion of Series A Participating Convertible Redeemable Preferred stock into common stock utilizing the if-converted method. The if-converted method adds back the preferred stock dividends to funds from operations, which equates to $11,435 and $22,555 for the quarter and six months ended June 30, 2003, respectively, and $11,163 and $22,389 for the comparable prior year periods which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the respective periods.

         FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. FFO IS DEFINED AS NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. ADJUSTED FUNDS FROM OPERATIONS ("AFFO") IS A SUPPLEMENTAL NON-GAAP MEASURE THAT WE DEFINE AS FFO LESS STRAIGHT-LINE RENT. AFFO IS A MEANINGFUL SUPPLEMENTAL MEASURE OF PERFORMANCE DUE TO THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR NET EARNINGS AND FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.


Contact:    Thomas J. Stirnweis
            (516) 478-5403